Exhibit 99.1

Viveve Completes Enrollment in the VIVEVE I Clinical Trial

Adds Newly Issued U.S. Patent to its Intellectual Property Portfolio

SUNNYVALE, California – April 7, 2015 – Viveve Medical, Inc. (“Viveve”) (OTCQB: VIVMF), a company focused on women’s health, today announced the completion of patient enrollment in the VIVEVE I clinical study. The VIveve Treatment of the Vaginal Introitus to EValuate Efficacy study is the first randomized, blinded and sham-controlled trial designed to demonstrate the efficacy of the Viveve® Treatment versus a sham control procedure for the treatment of vaginal introital laxity.

Eight clinical sites in Europe and Canada enrolled over 113 patients, randomized in a 2:1 ratio to either an active treatment group or sham control group. Patients are being followed for six months post-treatment with data being collected at one, three and six month intervals. The study will also include an interim data analysis at the 3 month endpoint of 50% of the patients enrolled.

“The Viveve System has already demonstrated a favorable safety and efficacy profile in two previously completed single-arm clinical studies conducted in the United States and Japan,” said Patricia Scheller, Chief Executive Officer of Viveve Medical, Inc. “We look forward to evaluating the three-month interim analysis and reporting the final six-month data later this year. Previous clinical results show that patients experience significant improvement after treatment with the Viveve System. We believe that the demonstrated safety and efficacy profile of this painless, minimally invasive procedure make the Viveve Treatment the best alternative for treating a condition that can profoundly impact a woman’s sexual satisfaction and quality of life.”

The company also announced today the issuance of US patent 8,961,511, for a Vaginal Remodeling Device and Method. Viveve now has nine issued US patients, twelve issued foreign patents and numerous pending patent applications covering the design, utility and methods associated with its products and procedure.

About Viveve

Viveve, Inc., the operating subsidiary of Viveve Medical, Inc., is a women’s health company passionately committed to advancing new solutions to improve women’s overall well-being and quality of life. The company’s lead product, the globally patented Viveve® System, is a non-surgical, non-ablative medical device that remodels collagen and restores tissue with only one treatment session. The Viveve System treats the condition of vaginal laxity, which is the result of the over-stretching of tissue during childbirth that can result in a decrease in physical sensation and sexual satisfaction. Physician surveys indicate that vaginal laxity is the number one post-delivery physical change for women, being more prevalent than weight gain, urinary incontinence or stretch marks. The Viveve Treatment uses patented, reverse-thermal gradient radiofrequency technology to tighten vaginal tissue in one 30-minute out-patient treatment in a physician’s office. The Viveve System has received regulatory approval in Europe, Canada and Hong Kong and is available through physician import license in Japan. It is currently not available for sale in the U.S. For more information, please visit Viveve’s website at www.viveve.com.

Safe Harbor Statement

All statements in this press release that are not based on historical fact are “forward-looking statements.” While management has based any forward-looking statements included in this press release on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of our control, which could cause actual results to materially differ from such statements. Such risks, uncertainties and other factors include, but are not limited to, the fluctuation of global economic conditions, the performance of management and our employees, our ability to obtain financing, competition, general economic conditions and other factors that are to be detailed in our periodic and current reports available for review at www.sec.gov. Furthermore, we operate in a highly competitive and rapidly changing environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise forward-looking statements to reflect events or circumstances that subsequently occur or of which we hereafter become aware.

Viveve is a registered trademark of Viveve, Inc.

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